UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2010

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 26, 2010, the Board of Directors (the “Board”) of Orexigen Therapeutics, Inc. (the “Company”) appointed Peter Honig to the Board to fill a vacancy created by the Board pursuant to an increase in the authorized number of Board members from eight to nine members. Mr. Honig was appointed as a Class II director, with an initial term expiring at the Company’s 2012 annual meeting of stockholders. This appointment by the Board was based on the recommendation of its Nominating/Corporate Governance Committee. Mr. Honig has been determined by the Board to be independent within the meaning of the independent director standards of the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. In addition, Mr. Honig was appointed to serve as the chairperson of the Board’s newly created Research and Development Strategy Committee (the “Research and Development Strategy Committee”).

In connection with Mr. Honig’s appointment to the Board, Mr. Honig will be entitled to receive compensation consistent with that of the Company’s other non-employee directors under the Company’s Independent Director Compensation Policy, as such policy may be amended from time to time. In accordance with the Independent Director Compensation Policy, Mr. Honig has been granted an option to purchase 25,000 shares of the Company’s common stock for his service as a director. A complete copy of the Independent Director Compensation Policy is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The above summary of the Independent Director Compensation Policy does not purport to be complete and the foregoing description of the terms of the policy is qualified in its entirety by reference to such exhibit. In addition, Mr. Honig will receive cash compensation in the amount of $10,000 per year for his service as chairperson of the Research and Development Strategy Committee.

There are no arrangements or understandings between Mr. Honig and any other person pursuant to which he was selected to serve on the Board. There are no transactions in which the Company is a party and in which Mr. Honig has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

(e) On February 26, 2010, the Compensation Committee (the “Committee”) of the Board approved an amendment (the “Amendment”) to the Company’s 2007 Equity Incentive Award Plan (as amended, the “Plan”) to provide for the reservation of an additional 2,000,000 shares of the Company’s common stock to be used exclusively for the grant of awards to individuals not previously an employee or non-employee director of the Company (or following a bona fide period of non-employment with the Company), as an inducement material to the individual’s entering into employment with the Company within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules (“Rule 5635(c)(4)”). The Plan was amended by the Committee without stockholder approval pursuant to Rule 5635(c)(4).

A complete copy of the Plan is filed herewith as Exhibit 10.2 and incorporated herein by reference. The above summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01	Other Events.

Contemporaneously with Mr. Honig’s appointment to the Board, the Board established the Research and Development Strategy Committee whose purpose shall be to monitor, assist and otherwise provide input to the Company with respect to the Company’s strategy involving research and development matters. The Board appointed Mr. Honig (chairperson), Eckard Weber, M.D. and Michael F. Powell, Ph.D. as members of this committee, each upon the recommendation of its Nominating/Corporate Governance Committee. Each member of the Board who is not an employee will receive the following cash compensation for service on this committee: $10,000 per year for service as chairperson of the committee and $2,000 per year for service as a member of the committee.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Independent Director Compensation Policy

10.2	2007 Equity Incentive Award Plan, as amended, and forms of stock option grant notice and stock option agreement thereunder

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: March 2, 2010	By:	/s/ GRAHAM K. COOPER
	Name:	Graham K. Cooper
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Independent Director Compensation Policy

10.2	2007 Equity Incentive Award Plan, as amended, and forms of stock option grant notice and stock option agreement thereunder